UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2009

POWER MEDICAL INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33770	23-3011410
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard

Langhorne, Pennsylvania  19047

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (267) 775-8100

Former name or former address, if changed since last report: Not applicable

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 28, 2009, Power Medical Interventions, Inc., a Delaware corporation (“PMI” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United States Surgical Corporation, a Delaware corporation (“Parent”) and wholly-owned, indirect subsidiary of Covidien plc, an Irish company, and Covidien Delaware Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed, and Parent has agreed to cause, Merger Sub to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”), for $2.08 per Share in cash (the “Offer Price”).

The Merger Agreement provides that the Offer will commence within ten business days after the date of the Merger Agreement, and will remain open for at least 20 business days.  Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.  Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Parent, Merger Sub and the Company) will be cancelled and converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). If Merger Sub holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect a “short-form” merger under the Delaware General Corporation Law, without additional approval by the Company’s stockholders. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholders approval of the Merger.

Subject to the terms and conditions of the Merger Agreement, the Company has granted Merger Sub an irrevocable one-time option (the “Top-Up Option”) to purchase an aggregate number of newly-issued Shares that, when added to the number of Shares owned by Parent and Merger Sub at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding (determined on a “fully diluted basis” as defined in the Merger Agreement), subject to there being authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been accepted for payment pursuant to the Offer.  Merger Sub will pay the Offer Price for each Share acquired upon exercise of the Top-Up Option.

Completion of the Offer is subject to customary conditions, including that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares directly or indirectly owned by Parent or Merger Sub, a majority of the Shares then outstanding (determined on a “fully diluted basis” as defined in the Merger Agreement).

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type.  Subject to certain limited exceptions in the Merger Agreement, the Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s Board of Directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the recommendation of the Company’s Board of Directors or certain breaches of the Merger Agreement, the Company may be required to pay Parent a termination fee of $2,255,000.

The Merger Agreement provides that all unexercised options issued under each of the Company’s 1999 Stock Option Plan, 2000 Stock Option Plan, 2004 Stock Incentive Plan and 2007 Equity Incentive Plan shall be cancelled immediately prior to the Merger and be of no further force or effect.  Holders of options for which the Offer Price exceeds the exercise price of such options shall be paid an amount equal to the difference between the Offer Price and the exercise price for each such option. The Company has agreed to seek to terminate its outstanding warrants prior to the closing of the Merger. Each warrant that is not terminated prior to the closing of the Merger shall become a warrant to acquire the merger consideration which the warrant holder would have been entitled to receive had such holder exercised such warrant prior to such closing.  All outstanding convertible notes shall be amended to provide such notes shall be convertible into the portion of the merger consideration receivable by a holder of that number of Shares into which the holder would have received had such holder converted such notes prior to the closing of the Merger. Following the completion of the Offer and in accordance with the terms of the notes, Merger Sub shall make an offer to purchase such notes at a price equal to the outstanding principal amount (including any applicable “termination value” (as defined in the notes) plus accrued and unpaid interest (including any “additional payment amounts” (as defined in the notes), if any).

The Merger Agreement is attached to this report to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or Parent in the Company’s or Parent’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. The representations and warranties may not be intended as statements of fact but rather as a way of allocating contractual risk between the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged and may be modified by the information contained in such disclosure schedule.

The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated in this report by reference.

Tender and Voting Agreements

In connection with the Offer, Parent, Merger Sub and each of the Company’s directors and executive officers entered into Tender and Voting Agreements (each, a “Tender and Voting Agreement”). The outstanding Shares subject to the Tender and Voting Agreements represent approximately 12.96% of the total outstanding Shares on the date of the Merger Agreement. Pursuant to each Tender and Voting Agreement, the applicable director or executive officer has agreed, among other things, subject to the termination of such Tender and Voting Agreement (i) to tender in the Offer (and not to withdraw) all Shares beneficially owned or subsequently acquired by them, (ii) to vote such Shares in support of the Merger in the event stockholder approval is required to consummate the Merger, (iii) to appoint Parent as his, her or its proxy to vote such shares in connection with the Merger Agreement and (iv) not to otherwise transfer any of his, her or its Shares. Each Tender and Voting Agreement will terminate upon the termination of the Merger Agreement.

The foregoing description of the Tender and Voting Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the form of Tender and Voting Agreement, which is attached as Annex II to the Merger Agreement and incorporated in this report by reference.

Item 8.01. Other Events.

On July 29, 2009, Parent and the Company issued a joint press release, a copy of which is furnished as Exhibit 99.1 to this report and incorporated by reference in this report, announcing the execution of the Merger Agreement.

NOTICES

Important Information about the Tender Offer

The Offer described herein has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. As of the date hereof, Merger Sub has not commenced the Offer for the Shares described in this communication. At the time the tender offer is commenced, Parent will cause Merger Sub to file a tender offer statement on Schedule TO with the SEC, and PMI intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9.  Investors and PMI stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by PMI with the SEC, because they will contain important information.  These documents will be available at no charge on the SEC’s website at www.sec.gov.  A copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all stockholders of PMI, Inc. at http://www.pmi2.com or by contacting PMI at 2021 Cabot Boulevard, Langhorne, PA  19047, (267) 775-8100.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the PMI stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction, making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; as well as, risks detailed from time to time in PMI’s public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, subsequent quarterly filings on Form 10-Q and the solicitation/recommendation statement to be filed in connection with the tender offer. The information contained herein is as of July 30, 2009. The Company disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise. Copies of PMI’s public disclosure filings are available from its investor relations department.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 28, 2009, by and among Power Medical Interventions, Inc., United States Surgical Corporation and Covidien Delaware Corp.
99.1	Joint Press Release issued by Covidien plc and Power Medical Interventions, Inc., dated July 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

Date: July 30, 2009	By:	/s/ Brian M. Posner
		Name:	Brian M. Posner
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2009, by and among Power Medical Interventions, Inc., United States Surgical Corporation and Covidien Delaware Corp.
99.1	Joint Press Release issued by Covidien plc and Power Medical Interventions, Inc., dated July 29, 2009